UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 28, 2013 (March 28, 2013)

DGSE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd. Dallas, Texas 75229
(Address of Principal Executive Offices) (Zip Code)

(972) 484-3662
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 28, 2013, DGSE Companies, Inc. (the “Registrant”) issued a press release disclosing their financial results for the quarter and year ended December 31, 2012 (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

The Registrant will hold a telephone conference regarding the Press Release on March 28, 2013 at 2:00 p.m. Central Daylight Time (3:00 p.m. Eastern Daylight Time) to discuss the Registrant’s financial results for the fiscal year ended December 31, 2012. To participate in the teleconference, please dial +877-317-6789 for U.S. callers, +866-605-3852 for Canadian callers and +412-317-6789 for international callers and reference the “DGSE conference call” (confirmation code 10026741) when prompted. A replay will be available one hour after completion of the call through April 29, 2013 at 8:00 a.m. CDT. To access the replay, please dial +877-344-7529 (U.S. callers) or +412-317-0088 (international callers) and reference passcode 10026741. The webcast and archived replay can also be accessed on the Company’s website at www.dgse.com.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date:	March 28, 2013	By:	/s/ James J. Vierling
James J. Vierling
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated March 28, 2013.